AMENDED AND RESTATED

                                     BYLAWS
                                       OF
                      BANK ONE, TEXAS, NATIONAL ASSOCIATION
                   (As Amended and Restated October 23, 1996)

                                    ARTICLE I

                            MEETINGS OF SHAREHOLDERS

Section 1.1. Annual Meeting. There shall be an annual meeting of shareholders to elect directors and transact such business as may be brought before the meeting. The annual meeting shall be held at the association's main office or any other convenient place as the board of directors may designate, on the third Monday of January of each year, or on the next succeeding banking day, if that day falls on a day that national banks are closed. If for any reason an election of directors is not made on the day fixed for the regular meeting of shareholders or in the event of a legal holiday, on the next succeeding banking day the board of directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law and notice thereof shall be given in the manner herein provided for the annual meeting.

Section 1.2. Notice of Annual Meeting. Written or printed notice of the annual meeting, stating the place, day and hour thereof, shall be given by or at the direction of the secretary or such other officer as may be designated by the chief executive officer to each shareholder entitled to vote thereat at such address as appears on the books of the association, not less than ten days nor more than 60 days before the date of the meeting.

Section 1.3. Special Meeting. Except as otherwise provided by statute, special meetings of the shareholders may be called at any time by the board of directors or by any one or more shareholders owning, in the aggregate, not less than ten percent of the stock of the association. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than ten days nor more than 60 days prior to the date fixed for the meeting, to each shareholder at the address appearing on the books of the association, a notice stating the purpose of the meeting; provided, that no notice will be required if notice is waived by all the shareholders of the association. Any special meeting of shareholders shall be conducted and its preceding recording in the manner prescribed in these bylaws for annual meetings for the shareholders.

Section 1.4. Nominations of Directors. Nominations for election to the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the association entitled to vote for the election of directors.


Section 1.5. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such


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meeting. Proxies shall be dated and filed with the records of the meeting.
Proxies with rubber stamped facsimile signatures may be used and unexecuted proxies may be counted upon receipt of a confirming telegram or telecopy from the shareholder. Proxies meeting the above requirements submitted at any time during a meeting shall be accepted.

Section 1.6. Quorum. The holders of a majority of the votes attributed to the issued and outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law, the articles of association or these bylaws, but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

Section 1.7. Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power represented in person or by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute, the articles of association or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. In all elections of directors, each shareholder of record who is qualified to vote under the provisions of federal law shall have the right to vote the number of shares of record in his name for as many persons as there are directors to be elected, or to cumulate such shares as provided by federal law. In deciding all other questions of meeting of shareholders, each shareholder shall be entitled to one vote on each share of stock of record in his name.

Section 1.8. Unanimous Consent of Shareholders in Lieu of Meeting. Any action required or permitted to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders under the applicable provisions of the statutes, the articles of association, or these bylaws, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the shareholders.


                                   ARTICLE II

                               BOARD OF DIRECTORS

Section 2.1. Board of Directors. The board of directors (sometimes referred to herein as the "board") shall have the power to manage and administer the business and affairs of the association. Except as expressly limited by law, all corporate powers of the association shall be vested in and may be exercised by the board.

Section 2.2. Number. The board shall consist of not fewer than five nor more than 25 directors, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full board or by resolution of a majority of the shareholders at any meeting thereof.


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Section 2.3. Organizational Meeting. The secretary, upon receiving the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the main office of the association to organize the new board and elect and appoint officers of the association for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within 30 days thereof. If, at the time fixed for such meeting, there shall not be a quorum, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

Section 2.4. Election and Term. Except as provided in Section 2.10 of this
Article II, directors shall be elected at the annual meeting of the shareholders, and each director shall be elected to serve until the next annual meeting and until his successor shall have been elected and shall qualify, or until his death, resignation or removal from office.

Section 2.5. Regular Meetings. The regular meetings of the board of directors shall be held at least once each quarter at the main office or at such other location within or outside the state of Texas as may be designated by the board. Meetings held at the main office may be held without notice. Notice of any meeting held at a location other than the main office shall be given to each member of the board of directors by telegram or telecopy, letter or in person, stating the time and place of each meeting. When any regular meeting of the board falls upon a holiday, the meeting shall be held on the next banking business day unless the board shall designate another day.

Section 2.6. Special Meetings. Special meetings of the board of directors may be called by the chairperson of the board, the chief executive officer or the president or at the request of three or more directors. Unless waived, notice thereof shall be given to each member of the board of directors by telegram or telecopy, letter or in person, stating the time and place of each special meeting.

Section 2.7. Quorum and Voting. At all meetings of the board a majority of the directors at the time in office shall be necessary and sufficient to constitute a quorum for the transaction of business, except when otherwise provided by law, or by these bylaws, but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. Except as otherwise may be provided herein, a majority of those directors present and voting at any meeting of the board of directors shall decide each matter considered.

Section 2.8. Telephone Meetings. At any meeting of the board or any committee thereof, members may attend by conference telephone, radio, television or similar means of communication by means of which all persons participating in the meeting can hear each other, and all members so attending shall be deemed present at the meeting for all purposes including the determination of whether a quorum is present.

Section 2.9. Action by Unanimous Written Consent. Any action required or permitted to be taken by the board or any committee thereof, under the applicable provisions of the statutes, the articles of association, or these bylaws, may be taken without a meeting if a consent in writing,

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setting forth the action so taken, is signed by all the members of the board or committee, as the case may be.

Section 2.10. Vacancies. When any vacancy occurs among the directors, a majority of the remaining members of the board, according to the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the board, or at a special meeting called for that purpose at which a quorum is present, or if the directors remaining in office constitute fewer than a quorum of the board, by the affirmative vote of a majority of all the directors remaining in office, or by shareholders at a special meeting called for that purpose, in conformance with Section 1.3 of Article I.

Section 2.11. Removal. The shareholders may, under applicable provisions of the statutes, the articles of association or these bylaws remove a director or the entire board of directors either for or without cause at any meeting of shareholders, provided notice of the intention to act upon such matter shall have been given in the notice calling such meeting.

Section 2.12. Compensation. Each member of the board of directors shall receive such fees for, and transportation expenses incident to, attendance at board and board committee meetings and such fees for service as a director irrespective of meeting attendance as from time to time are fixed by resolution of the board; provided, however, that payment hereunder shall not be made to a director for meetings attended and/or board service which are not for the association's sole benefit and which are concurrent and duplicative with meetings attended or board service for an affiliate of the association for which the director receives payment; and provided further, that payment of fees hereunder shall not be made in the case of any director in the regular employment of the association or of one of its affiliates.

                                   ARTICLE III

                             COMMITTEES OF THE BOARD

Section 3.1. Executive Committee. There shall be an executive committee chaired by the chairperson of the board or the president (referred to herein as "Executive Committee"), which shall have the power to exercise, when the board is not in session, all powers of the board that lawfully may be delegated.

The Executive Committee shall be composed of at least two board members, including the chairperson of the board and the president of the association. The other members of the Executive Committee shall be appointed by the chairperson of the board or the president, with the approval of the board and shall continue as members of the Executive Committee until their successors are appointed, provided however, that any member of the Executive Committee may be removed by the board upon a majority vote thereof at any regular or special meeting of the board.

The regular meetings of the Executive Committee shall be held on a regular basis as scheduled

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by the board of directors. Special meetings of the Executive Committee shall be held at the call of the chairperson of the board or president or any two members of the Executive Committee. If any member of the Executive Committee is absent from any meeting, the chairperson of the Executive Committee may appoint a member or members of the board to fill the place of the absent member to serve during the absence. The chairperson of the board shall select any other member of the board of directors to fill any temporary vacancy in the Executive Committee, subject to the approval of the board. In the event that the chairperson of the board resigns, is removed, is incapable of serving, or is otherwise unavailable when, in the judgment of other committee members a meeting of the Executive Committee should be held, the remaining members of the Executive Committee may select any other member of the board of directors to fill a temporary vacancy.

A majority of the members of the Executive Committee shall constitute a quorum at any meeting, provided however, that for matters upon which the Executive Committee shall vote, a majority of the Executive Committee members present at the meeting shall not be officers of the association, and further provided, that if, at a meeting where the chairperson of the board and president are both present, then the chairperson or president, whoever is not also the chief executive officer, shall not be eligible to vote at such meeting and shall not be recognized to determine if a quorum is present. When neither the chairperson or president is present, the Executive Committee shall appoint another member to chair the meeting. A majority of those members present and voting shall decide each matter considered. The committee may act by unanimous written consent or by telephone conference with all members participating in the conference call.

The Executive Committee shall keep minutes of its meetings, which minutes shall include a report of all reviews of accounts for which the association has investment responsibilities and any action taken as a result thereof. Such minutes shall be submitted at the next regular meeting of the board with respect thereto and shall be entered in the minutes of the board.

Section 3.2. Other Committees. From time to time the board of directors may appoint, from its own members, other committees of one or more persons for such purposes and with such powers as the board may determine.


                                   ARTICLE IV

                             OFFICERS AND EMPLOYEES

Section 4.1. Chairperson of the Board and Chief Executive Officer. The board of directors shall appoint one of its members to be the chairperson of the board, who shall preside at all meetings of the board of directors and shareholders. In the absence of the chairperson of the board the chief executive officer or president shall preside at all meetings of the board of directors and shareholders. The board of directors shall appoint a chief executive officer, who may be the same person appointed to serve as the chairperson of the board. The chief executive

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officer shall supervise the carrying out of the policies adopted or approved by the board; shall have general executive powers, as well as the specific powers conferred by these bylaws; shall, except as otherwise prescribed or limited by these bylaws, have full right, authority and power to control all employees, including elected and appointed officers of the association, to employ or direct the employment of such employees as he may deem necessary, including the fixing of salaries and the dismissal of them at pleasure, and to define and prescribe the duties and responsibility of all officers of the association, subject to such further limitations and directions as he may from time to time deem proper; and shall also have and may exercise such further powers and duties as from time to time may be conferred or assigned by the board of directors. The specification of authority in these bylaws shall not be construed to limit in any manner the general powers of delegation granted to the chief executive officer in conducting the business of the association. The chief executive officer or, in his absence, the chairperson of the board or president of the association, as designated by the chief executive officer, shall preside at all meetings of shareholders and meetings of the board.

Section 4.2. President. The board of directors shall appoint the president of the association. The president shall have general executive powers and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice to the office of the president, or imposed by these bylaws. The president shall also have and may exercise such further powers and duties as from time to time may be conferred or assigned by the board of directors.

Section 4.3. Secretary. The chief executive officer shall appoint a secretary, or other designated officer, who shall keep accurate minutes of the board and have supervision and control of the records of the association and, subject to the chief executive officer, shall undertake other duties and functions usually performed by a corporate secretary. The chief executive officer or the board of directors may designate other officers as assistant secretary to perform the functions of the secretary.

Section 4.4. Other Officers and Employees. The chairperson of the board, the chief executive officer or the president may appoint and remove one or more officers and employees, including, but not limited to, area chief executive officers, area presidents, executive vice presidents, senior vice presidents and vice presidents, and attorneys in fact as, from time to time, may appear to any of them to be required or desirable to transact the business of the association. Such officers and employees shall respectively exercise such powers and perform such duties as may be conferred or assigned from time to time by the board of directors, the chairperson of the board, the chief executive officer or the president. One such officer may be designated by the board of directors to perform, in the absence of the chief executive officer and the president, all the duties of the chief executive officer or the president, and to serve as chairperson of the board in the event that either the chief executive officer or the president is also chairperson of the board.

Section 4.5. Powers of Officers and Management Staff. The chief executive officer and the president, and those officers so designated and authorized by the chief executive officer or the president are authorized for and on behalf of the association, and to the extent permitted by law

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and authorized by the chief executive officer or president, to make loans and discounts; to purchase or acquire drafts, notes, stock, bonds, and other securities for investment of funds held by the association; to execute and purchase acceptances; to appoint, empower and direct all necessary agents and attorneys; to sign and give any notice required to be given; to demand payment and declare due for any default any debt or obligation due or payable to the association upon demand or authorized to be declared due; to foreclose any mortgage; to exercise any option, privilege or election; to forfeit, terminate, extend or renew any lease; to authorize and direct any proceedings for the collection of any money or for the enforcement of any right or obligation; to adjust, settle and compromise all claims of any kind and description in favor of or against the association, and to give receipts, releases and discharges therefore; to borrow money and in connection therewith to make, execute and deliver notes, bonds or other evidences of indebtedness; to pledge or hypothecate any securities or any stocks, bonds, notes or any real or personal property held or owned by the association, or to rediscount any notes or other obligations held or owned by the association; to employ or direct the employment of all personnel, including elected and appointed officers, and the dismissal of them at pleasure; and in furtherance of and in addition to the powers set forth above to do all such acts and to take all such proceedings as in his judgment are necessary and incidental to the operation the association.

Other persons in the employment of the association, including but not limited to officers and other members of the management staff, may be authorized by the chief executive officer or president, or by an officer so designated and authorized by the chief executive officer or president, to perform the powers set forth above, subject however, to such limitations and conditions as are set forth in the authorization given to such persons.

Section 4.6. Tenure of Office. All officers, other than the chairperson of the board, the chief executive officer and the president, shall hold office until they resign or are sooner removed. The chairperson of the board, the chief executive officer and the president each shall hold office until he or she resigns or is sooner removed by the board of directors. If at any time vacancies simultaneously occur in the office of chief executive officer and president, at least one of the offices shall be filled promptly by the board of directors.
Section 4.7. Resignation. An officer may resign at any time by delivering notice to the association. A resignation is effective when the notice is given unless the notice specifies a later effective date.

Section 4.8. Removal of Officers and Employees. Except as provided in the case of the elected officers who are members of the board, all officers, whether elected or appointed, shall hold office at the pleasure of the board. Except as otherwise limited by law or these bylaws, the board assigns to the chief executive officer and/or his designees the authority to appoint and dismiss any elected or appointed officer and other employees of the association.


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                                    ARTICLE V

                                TRUST DEPARTMENT

Section 5.1. Trust Department. Pursuant to the fiduciary powers granted to the association under the provisions of federal laws and regulations of the Office of the Comptroller of the Currency, there shall be a trust department of the association that shall perform the fiduciary responsibilities of the association (referred to herein as "Trust Department").

Section 5.2. Management. The Trust Department shall be managed by a trust officer of this association whose duties shall be to manage, supervise and direct all the activities of the trust department, subject to the advice and direction of the chief executive officer. The trust officer shall do or cause to be done all things necessary or proper in carrying on the business of the Trust Department according to applicable provisions of law and regulations; and shall act pursuant to opinion of counsel where such opinion is deemed necessary. Opinions of counsel obtained shall be retained on file for all important matters pertaining to fiduciary activities. The trust officer shall be responsible for all assets and documents held by the association in connection with fiduciary matters. The board of directors may appoint other officers of the trust department as it may deem necessary, with such duties as may be conferred or assigned from time to time by the board.

Section 5.3. Trust Department Files. There shall be maintained in the trust department files of all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

Section 5.4. Trust Investments. Funds held by the association in a fiduciary capacity awaiting investment or distribution shall not be held uninvested or undistributed any longer than is reasonably necessary for the proper management of the account and shall be invested according to the instrument establishing the fiduciary relationship and local law. Where such instrument does not specify the character and class of investments to be made and does not vest in the association discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under local law (including pursuant to court order). The investments of each account in the Trust Department shall be kept separate from assets of the association, and shall be placed in the joint custody or control of not less than two of the officers or employees of the association.

Section 5.5. Execution of Documents. The chief executive officer, president, any officer of the Trust Department, and such other officers as are authorized by the chief executive officer or president are hereby authorized, on behalf of this association, to sell, assign, lease, mortgage, transfer, deliver and convey any real property or personal property, including shares of stocks, bonds, notes, certificates of indebtedness (including the assignment and redemption of registered United States obligations), and all other forms of intangible property now or hereafter owned by or standing in the name of this association, or its nominee, in any fiduciary capacity, or in the name of any principal for whom this association may now or hereafter be acting under a power of attorney or as agent and to execute and deliver partial releases from any discharges or

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assignments of mortgages and assignments or surrender of insurance policies, deeds, contracts, assignments and such other papers or documents as may be appropriate, now or hereafter held by this association in any fiduciary capacity or owned by any principal for whom this association may now or hereafter be acting under a power of attorney or as agent; provided that the signature of any such person shall be attested in each case by an officer of the Trust Department or by any other person who is specifically authorized by the chief executive officer, president or the officer in charge of the Trust Department.

The chief executive officer, president, and any officer of the Trust Department and such other officers, or any other person or corporation as is specifically authorized by the chief executive officer, the president or the officer in charge of the Trust Department, are hereby authorized on behalf of this association, to execute any indemnity and fidelity bonds, trust agreements, proxies or other papers or documents of like or different character necessary, appropriate or incidental to the appointment of the association in any fiduciary capacity and the conduct of its business in any fiduciary capacity; to foreclose any mortgage; to execute and deliver receipts for any money or property; to sign stock certificates on behalf of this association as transfer agent or registrar, and to authenticate bonds, debentures, land or lease trust certificates or other forms of security issued pursuant to any indenture under which this association now or hereafter is acting as trustee. Any such person, as well as such other persons as are specifically authorized by the chief executive officer, president or the officer in charge of the Trust Department, may sign checks, drafts and orders for the payment of money executed by the Trust Department executed in the course of its business.

Section 5.6. Voting of Stock. The chief executive officer, president, any officer of the Trust Department and such other persons as may be specifically authorized by the chief executive officer or president, may vote shares of stock of a corporation of record on the books of the issuing company in the name of the association or in the name of the association as fiduciary, or may grant proxies for the voting of such stock of the granting if same is permitted by the instrument by which the association is acting in a fiduciary capacity, or by the law applicable to such fiduciary account. In the case of shares of stock that are held by a nominee of the association, such shares may be voted by such persons authorized by such nominee.

                                   ARTICLE VI

                          STOCK AND STOCK CERTIFICATES

Section 6.1. Stock Certificates. The shares of stock of the association shall be evidenced by certificates that shall bear the signature of the chief executive officer or the president (which signature may be engraved, printed or impressed), and shall be signed manually by the secretary, or any other officer appointed by the chief executive officer or president for that purpose.

Each such certificate shall bear the corporate seal of the association, shall recite on its face that the stock represented thereby is transferrable only upon the books of the association properly

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endorsed and shall recite such other information as is required by law and deemed appropriate by the board. The corporate seal may be facsimile engraved or printed.

Section 6.2. Stock Issue and Transfer. The shares of stock of the association shall be transferrable only upon the stock transfer books of the association. Except as hereinafter provided, no transfer shall be made or new certificates issued except upon the surrender for cancellation of the certificate or certificates previously issued therefore. In the case of the loss, theft or destruction of any certificate, a new certificate may be issued in place of such certificate upon the furnishing of an affidavit setting forth the circumstances of such loss, theft or destruction and indemnity satisfactory to the chief executive officer or the president. The board of directors, the chief executive officer or the president may authorize the issuance of a new certificate therefore without furnishing of indemnity. All transfers of stock shall be recorded in the stock transfer books of the association. The stock transfer books may be closed for a reasonable period and under such conditions as the board of directors may determine for any meeting of shareholders, the payment of dividends or any other lawful purpose. In lieu of closing the transfer books, the board may fix a record date and hour constituting a reasonable period prior to the date designated for the holding of any meeting of the shareholders or the day appointed for the payment of any dividend or for any purpose at the time as of which shareholders entitled to notice of and to vote at any such meeting or to receive such dividend or to be treated as shareholders for such other purpose shall be determined, and only shareholders of record at such time shall be entitled to notice of or to vote at such meeting or to receive such dividends or to be treated as shareholders for such other purpose.

                                   ARTICLE VII

                                 CORPORATE SEAL

The chief executive officer, president, secretary or assistant secretary or other officer thereunto designated by the board of directors shall have authority to affix the corporate seal of the association to any document requiring such seal and to attest the same. Such seal shall be substantially in the following form:


(SEAL)


                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

Section 8.1. Fiscal Year. The fiscal year of the association shall be the calendar year.

Section 8.2. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions,

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settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the association or by the chief executive officer or the president, or any vice president, or the secretary, or the cashier, or, if in connection with the exercise of fiduciary powers of the association, by any of those officers or by any trust officer. Any such instruments may also be signed, executed, acknowledged, verified, delivered or accepted on behalf of the association in such other manner and by such other officers as the board of directors may from time to time direct. The provisions of this Section 8.2 are supplementary to any other provision of these bylaws.

Section 8.3. Records. The articles of association, the bylaws and the proceedings of all meetings of the board of directors and standing committees of the board and the shareholders shall be recorded in appropriate minute books provided for that purpose. The minutes of such meeting shall be signed by the secretary or other officer appointed to act as secretary of the meeting.


                                   ARTICLE IX

                                     BYLAWS

Section 9.1. Inspection. A copy of the bylaws, with all amendments thereto, shall at all times be kept in a convenient place at the main office of the association and shall be open for inspection during banking hours to the shareholders.

Section 9.2. Amendments. The bylaws may be amended, restated, altered or repealed or new bylaws may be adopted at any time at any regular or special meeting of the board of directors, by a vote of the majority of the total number of the directors except as provided below. The association's shareholders may amend or repeal the bylaws even though the bylaws also may be amended, restated or repealed by its board of directors.


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